Exhibit 5.1

  Affiliate Offices                                         Alliance Offices
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                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

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                                                          FAX (33-1) 44 09 46 01

                                        September 5, 2003

SIGA Technologies, Inc.
420 Lexington Avenue
Suite 601
New York, New York 10170

            Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

      We have acted as counsel to SIGA Technologies, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (File No. 333-103231) (the "Registration Statement") with respect to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 9,033,594 shares of common stock, par value $0.0001 per share, of the Company (the "Common Stock"), which includes (i) 7,809,172 shares of Common Stock (the "Shares") and (ii) 1,224,422 shares of Common Stock issuable upon the exercise of certain warrants (the "Warrant Shares").

      We have made such inquiries and reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby, and we have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company.

      Based upon and subject to the foregoing, we are of the opinion that:

      1.    the Shares are legally issued, fully paid and non-assessable; and

      2. the Warrant Shares, when issued and paid for in accordance with the terms and conditions of the respective warrants governing such issuance, will be legally issued, fully paid and non-assessable.

      We do not express any opinion with respect to any law other than the Business Corporation Law of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America. Our opinion is rendered only with respect to the laws which are currently in effect in such jurisdictions.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

      Thomas E. Constance, a member of this Firm, is also a director of the Company.

                                        Very truly yours,


                                        /s/ Kramer Levin Naftalis & Frankel LLP
                                        Kramer Levin Naftalis & Frankel LLP